EXHIBIT G


                                    FIRECOM, INC.
                                  39-27 59th Street
                              Woodside, New York  11377

                    The undersigned Shareholder hereby appoints PAUL MENDEZ and CAROL MENDEZ, and each or any of them, proxies for the undersigned, with full power and substitution, to appear and vote ONE HUNDRED TWENTY-FIVE THOUSAND THREE HUNDRED FORTY SEVEN (125,347) Shares of Common Stock of Firecom, Inc., a New York Corporation (the "Company"), which the undersigned would be entitled to vote if, personally present, and otherwise act with the same force and effect as the undersigned, upon any matter appertaining to the Company submitted to or requiring the vote, consent or approval of the holders of Common Stock of the Company (including without limitation, the election of Directors of the Company), at any Special Meeting or Annual Meeting of Shareholders of the Company, and at any adjournments thereof and including any action taken by written consent of Shareholders.

                    This proxy shall be irrevocable prior to December 31, 1999 (except as set forth in the Stock Purchase Agreement dated September 30, 1995 to which the undersigned Shareholder and PAUL MENDEZ and CAROL MENDEZ are parties), shall be coupled with an interest, and shall also constitute a power of attorney with respect to the execution of any documentation in connection with a vote, consent or approval of the holders of Common Stock of the Company. The undersigned covenants and agrees to execute all such further documents and instruments, including without limitation, proxy cards for specific meetings of Shareholders and specific written consents of Shareholders, and replacements renewing this proxy, for all periods through December 31, 1999, at the request of PAUL MENDEZ, or CAROL MENDEZ.

                    IN WITNESS WHEREOF, the undersigned has executed this proxy and power of attorney as of September 30, 1995.


                                        /s/ Jenny Scherzer
                                        _________________________
                                        JENNY SCHERZER

          STATE OF NEW YORK   )
                              :    ss.:
          COUNTY OF NEW YORK  )

                    On the 12th day of October, 1995, before me personally came JENNY SCHERZER, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                        /s/ Kevin A. Carey
                                        _________________________
                                        Notary Public

                                        KEVIN A CAREY
                                        Notary Public, State of New York
                                        No. 01CA5032093
                                        Qualified in New York County
                                        Commission Expires August 15, 1996